Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post Effective Amendment No.1 to Form S-1 (File No. 333-136303) of our report dated September 19, 2007, relating to the consolidated financial statements of TurboSonic Technologies, Inc. for the year ended June 30, 2007.

We also consent to the reference to us under the caption "Experts" in the S-1.

/s/ Mintz & Partners LLP

May 30, 2008	CHARTERED ACCOUNTANTS
Toronto, Ontario Canada	Licensed Public Accountants